                                                                     EXHIBIT 5.1


                          [BRYAN CAVE LLP LETTERHEAD]


                                November 8, 2001


Board of Directors
Circuit Research Labs, Inc.
2522 West Geneva Drive
Tempe, Arizona  85282



Ladies and Gentlemen:

         We are acting as counsel to Circuit Research Labs, Inc., an Arizona corporation (the "Company"), in connection with various legal matters relating to the filing of a Registration Statement on Form SB-2, No. 333-69712 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the registration of 708,158 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), and up to 3,873,075 shares of Common Stock underlying warrants issued or to be issued by the Company to certain selling shareholders of the Common Stock.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies.

         Based upon the foregoing and in reliance thereon, and upon our review of applicable statutes and case law, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  (1) The Company is a corporation validly existing in good standing under the laws of the State of Arizona;

Circuit Research Labs, Inc.
November 8, 2001
Page 2



                  (2) When the Registration Statement, including any amendments thereto, shall have become effective under the Act, the shares of Common Stock being sold by the selling shareholders pursuant to the Registration Statement shall have been duly authorized, legally issued, fully paid and non-assessable; and


                  (3) The shares of Common Stock to be issued by the Company upon exercise of the warrants issued or to be issued by the Company to the selling shareholders shall have been duly authorized, and upon issuance and delivery in accordance with the terms of the warrants shall be duly and legally issued, fully paid and non-assessable.


         This opinion is not rendered with respect to any laws other than the Arizona Business Corporation Act and the Act.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the sale of such shares of Common Stock. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                       Very truly yours,

                                       /s/ Bryan Cave LLP

                                       BRYAN CAVE LLP